Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is dated May 2, 2019 by and between First Western Financial Inc.,  a Colorado corporation (the “Company” or “FWFI”), and Julie Courkamp, an individual resident of the State of Colorado (the “Executive”).  Together the Company and the Executive are referred to herein as the “Parties”.

WHEREAS, the Company and Executive entered into that certain Employment Agreement effective as of January 1, 2017, as amended and restated as of March 5, 2018 (the “Agreement”);

WHEREAS, the Parties desire to amend Sections 4(a) and 4(b) of the Agreement in the manner reflected herein;

WHEREAS, the Board of Directors of the Company has approved the amendment of the Agreement in the manner reflected herein;

NOW, THEREFORE, in consideration of the covenants and conditions herein, the parties agree to amend the Agreement, as follows:

1.Sections 4(a) and 4(b) of the Agreement are hereby deleted and replaced in the entirety with the following:

4(a) Base Salary.  The Company shall pay to the Executive an annual salary (the “Base Salary”) payable in substantially equal installments at such intervals as may be determined by the Company in accordance with its ordinary payroll practices, as established from time to time. The Base Salary shall be reviewed by the Board of Directors annually, and increased as appropriate, for market changes.  Commencing effective February 1, 2019, Executive’s annualized 2019 Base Salary is $300,000.  The Base Salary shall not be decreased by the Company except with the prior written consent of the Executive.

4(b) Annual Incentive Compensation.  Executive is eligible to receive annual incentive compensation (the “Annual Bonus”) as governed by the terms set forth in the First Western Financial, Inc. Incentive Plan for Senior Executive Officers, as may be amended from time to time.  The incentive compensation performance measures and goals are reviewed by the Board of Directors annually, and adjusted as appropriate, according to the needs of the business.

2.All terms and provisions of the Agreement not amended hereby, either expressly or by necessary implication, shall remain in full force and effect.

3.This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and both of which together shall constitute the same instrument.

4.This Amendment, along with the Agreement embody the complete Agreement, and from and after the date of this Amendment, all references to the term “Agreement” in this

Amendment or the original Agreement shall include the terms contained in this Amendment.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

First Western Financial, Inc.

By:	/s/ Scott. C. Wylie
Scott C. Wylie, Chairman, President & CEO

EXECUTIVE

/s/ Julie A. Courkamp
Julie Courkamp